NiTable Of Contents

Filed pursuant to Rules 424(b)(5)

Registration No. 333-200571

Subject to completion, dated January 28, 2015

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities offered hereby has become effective with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement together with the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement
(To prospectus dated December 11, 2014)

$50,000,000

Ordinary Shares

Oxford Immunotec Global PLC is offering $50,000,000 of its ordinary shares. Our ordinary shares are listed on The NASDAQ Global Market under the symbol "OXFD." The last reported sale price of our ordinary shares on The NASDAQ Global Market on January 27, 2015 was $13.52 per share.

We are an emerging growth company, as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public reporting requirements.

Investing in our ordinary shares involves a high degree of risk. See "Risk factors" beginning on page S-8 of this prospectus supplement, as well as those contained in the accompanying prospectus and the documents incorporated herein and therein.

	Per share	Total

Public offering price	$	$

Underwriting discounts(1)	$	$

Proceeds, before expenses, to the Company	$	$

(1)	We have agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriting” beginning on page S-19 of this prospectus supplement.

We have granted the underwriters the right to purchase up to an additional $7,500,000 of our ordinary shares at the public offering price less the underwriting discounts and commissions. The underwriters can exercise this right at any time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares on or about              , 2015.

J.P. Morgan	Piper Jaffray

Cowen and Company	Baird

January     , 2015

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Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are offering to sell, and seeking offers to buy, shares of our ordinary shares only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our ordinary shares.

Neither this prospectus supplement or the accompanying prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where you can find more information" and "Incorporation of documents by reference" in this prospectus supplement and in the accompanying prospectus.

Unless the context requires otherwise, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Oxford Immunotec Global PLC and its consolidated subsidiaries, including Oxford Immunotec Limited.

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Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management’s plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words like “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, our strategy for growth, product development, regulatory approval, market position and expenditures.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “would,” “could,” “should,” “intend,” “plan,” “contemplate,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “target,” “potential,” “continue,” and “ongoing” and other comparable expressions intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to differ materially from those discussed in these forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain and that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to:

•	our history of losses, our ability to achieve or sustain profitability and our ability to manage our growth;

•	our ability to further develop, commercialize and achieve market acceptance of our current and future products;

•	continued demand for diagnostic products for tuberculosis and the development of new market opportunities;

•	our ability to compete successfully and to maintain and expand our sales network;

•	decisions by insurers and other third party payors with respect to coverage and reimbursements;

•	our dependence on certain of our customers, suppliers and service providers;

•	disruptions to our business, including disruptions at our laboratories and manufacturing facilities;

•	our ability to effectively use our current financial resources and our ability to obtain additional capital resources;

•	the integrity and uninterrupted operation of our information technology and storage systems;

•	the impact of currency fluctuations on our business;

•	our ability to make successful acquisitions or investments and to manage the integration of such acquisitions or investments;

•	our ability to retain key members of our management;

•	the impact of taxes on our business, including our ability to use net operating losses;

•	the impact of legislative and regulatory developments, including healthcare reform, on our business;

•	our ability, and the ability of our suppliers, to comply with laws that govern our business and the business of our suppliers;

•	the impact of product liability, intellectual property and commercial litigation on our business;

S-iii

•	our ability to comply with SEC reporting, antifraud, anti-corruption, environmental, health and safety laws and regulations;

•	our ability to maintain our license to sell our products around the world, including in countries such as China;

•	our ability to protect and enforce our intellectual property rights;

•	our status as an emerging growth company and as an English company listing ordinary shares in the United States;

•	the volatility of our share price, substantial future sales of our shares and the fact that we do not pay dividends; and

•	the impact of anti-takeover provisions under English law and our articles of association.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Further, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus supplement represent our views only as of the date of this prospectus supplement. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement. You should refer to the "Risk factors" section of this prospectus supplement beginning on page S-8 and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

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Prospectus supplement summary

This summary does not contain all of the information that you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the "Risk factors" section of this prospectus supplement beginning on page S-8 and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement.

Overview

Oxford Immunotec Global PLC is a global, commercial-stage diagnostics company focused on developing and commercializing proprietary tests for the management of immune-regulated conditions. Our proprietary T-SPOT® technology platform allows us to measure the responses of specific immune cells, known as T cells, to inform the diagnosis, prognosis and monitoring of patients with immunologically controlled diseases. We are also pursuing technologies that prosecute the innate immunity system. T cells and innate immunity are two principal branches of the human body’s immune system, and are implicated in the control and progression of many medical conditions, including certain types of infectious diseases, cancers and autoimmune diseases.

The initial product we have developed using our T-SPOT technology platform is our T-SPOT.TB test, which is used to test for latent Tuberculosis (TB) infection, or LTBI. Our T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where we have received pre-market approval, or PMA, from the Food and Drug Administration, or FDA, in Europe, where we have obtained a CE mark, as well as in Japan and China. Our T-SPOT.TB test has been included in clinical guidelines for TB screening in 17 countries, including the United States, several European countries and Japan. In addition, we have established reimbursement for our test in the United States, as well as a Current Procedural Terminology, or CPT, code that is used only for our test. We believe that many payors rely upon CPT codes to determine the amount they pay providers. Outside the United States, we have established reimbursement in several countries where reimbursement applies, including Japan, Switzerland and Germany. Our customers benefit from the existence of reimbursement mechanisms as it provides more certainty of the amount they will be paid for performing our test.

Tuberculosis remains a significant global public health problem. According to the World Health Organization, or WHO, approximately two billion people globally have LTBI, and on average each carries a 10% lifetime risk of progressing to active TB disease. In 2013, approximately 9.0 million people contracted active TB disease, of which approximately 1.5 million people died.

A central component of TB control strategies worldwide, particularly in developed markets, is to screen large numbers of people in high-risk groups for LTBI. These screening programs seek to identify infected people so that treatment can be administered to prevent these individuals from subsequently progressing to active TB disease and infecting others. According to the WHO, at least 50 million such screening tests are performed worldwide each year. The vast majority of these tests are performed using the more than 90-year-old tuberculin skin test, or TST, which our T-SPOT.TB test is designed to replace.

Our penetration of this global LTBI testing market is in its early stages. We estimate that approximately 90% of testing is still performed with the TST, giving us a significant opportunity for long-term growth through displacement of the TST. We offer our T-SPOT.TB test in two formats to accommodate customer preference and maximize sales. Our in vitro diagnostic kit format, which is available globally, allows customers to perform the test in their own institutions. In our service format, which we offer in the United States and the United Kingdom, we perform our T-SPOT.TB test on samples sent by customers to our laboratory facilities. In our experience, once a customer begins using our T-SPOT.TB test instead of the TST, the customer rarely goes back to using the TST. This purchasing pattern allows us to continually leverage our sales force to generate new business, rather than to maintain existing customers.

We believe the annual global market opportunity for our T-SPOT.TB test is well in excess of $1 billion, assuming we can largely displace the TST in the developed world.

We are a global business with 216 employees, including sales and marketing teams, on three continents, and laboratories in the United States and the United Kingdom. In 2013, we sold to customers in 49 countries and derived 55% of our revenue from outside the United States. Our current customer base is comprised of over 1,000 active customers, consisting of hospitals, public health departments, commercial testing laboratories, importers and distributors.

Our solution

Our T-SPOT.TB test is a highly sensitive and specific, single-cell based method for identifying LTBI. It is a single-tube blood test that directly measures antigen-specific T cells that indicate LTBI. We believe our T-SPOT.TB test has a number of compelling advantages that make it a superior alternative to the 100-year-old TST, including:

•

In head-to-head studies, our T-SPOT.TB test is frequently found to have higher sensitivity than the TST. In addition, and unlike the TST, our T-SPOT.TB test is not significantly affected by immune-suppression.

•

Our T-SPOT.TB test is more specific than the TST, primarily because the antigens in our T-SPOT.TB test do not cross-react in individuals who have had the BCG vaccination or who have been infected with most other non-tuberculous mycobacteria.

•	Our T-SPOT.TB test requires a simple blood draw and therefore does not require specifically trained healthcare workers to administer the test.

•

There is no requirement for a return visit in 48 to 72 hours to obtain our T-SPOT.TB test result. This makes the testing process more convenient for patients and avoids the costs of readministering the test to those who fail to return to have the TST read.

•

Our T-SPOT.TB test does not suffer from the “boosting” phenomenon that can affect the TST because there is no injection of immunogenic substances into the body. Consequently, with our T-SPOT.TB test, screening of new healthcare workers can be condensed to a single visit, rather than the two-step testing that is recommended when using the TST, which entails four visits.

•	The combination of our T-SPOT.TB test’s greater accuracy and its logistical benefits means that the adoption of our T-SPOT.TB test can improve patient care while reducing costs for institutions.

Our strategy

Our near-term objective is to increase adoption of our T-SPOT.TB test for screening and detecting persons with LTBI. Our longer-term objective is to fully exploit our T cell and innate immunity technology and leverage our immunology domain expertise and regulatory experience to cost-effectively introduce other high-value immunology-based diagnostic tests. To achieve these objectives, our strategy is to:

•	Accelerate adoption of our T-SPOT.TB test in proven market segments in the United States;

•	Expand into other market segments in the United States;

•	Expand our sales presence outside the United States;

•	Expand our addressable market outside the United States; and

•	Launch new diagnostic tests in the areas of chronic or opportunistic infections, transplant, autoimmune and inflammatory diseases and immune-oncology.

Our technology platform

Our proprietary T-SPOT technology platform allows us to efficiently measure marker-specific T cell responses at a single-cell level and thereby inform the diagnosis, prognosis and monitoring of patients with immunologically controlled diseases. By measuring T cells, we can provide additional data to clinicians that are not available through other methods, such as molecular diagnostics. For example, LTBI cannot be diagnosed by a molecular test (that is, a test relying on the identification of genomic material from the TB bacterium).

Our research and development efforts are focused on developing new diagnostic tests that use our quantitative T cell measurement technology and technology acquired from Boulder Diagnostics that prosecutes the innate immunity sytem. T cells and innate immunity are two principal branches of the human body’s immune system and are implicated in the control and progression of many medical conditions, including certain types of infectious diseases, cancers and autoimmune diseases. Therefore, we believe that our technology platform has potential to be deployed more broadly for other diseases and conditions. We currently have six products based on either our T-SPOT or innate immunity technology platforms in various stages of development.  The two most advanced products are focused on the transplantation market and test for CMV infection and organ rejection.  Because the antigens in this context are largely known, reducing the lead time required for antigen discovery, we believe that we may be able to develop a test for use in the transplant market more quickly and with less development risk. In addition, because we already have sales penetration in hospitals where such centers are generally located, we believe that we may be able to efficiently build upon our existing sales and marketing infrastructure in order to introduce a test in this market. Given that intensive patient monitoring is required in the first few years post-surgery, we believe that this can be a significant market for our tests. We believe our market opportunity in the transplant segment could exceed $500 million annually.

Preliminary financial results

We estimate that we generated between $12.0 and $12.2 million of total revenue for the three months ended December 31, 2014.

These unaudited estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended December 31, 2014. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the year ended December 31, 2014 are finalized.

Risks associated with our business

An investment in our ordinary shares involves a high degree of risk. Among these important risks are the following:

•	We have a history of losses and anticipate that we will incur continued losses for at least the next few years. We cannot be certain that we will achieve or sustain profitability.

•

We are currently a single-product company that is heavily dependent on the successful further commercialization of our T-SPOT.TB test, and our financial results will depend upon market acceptance and increased demand of our T-SPOT.TB test by hospitals and public health departments, as well as physicians and others in the medical community. If we encounter delays or difficulties in the commercialization or market acceptance of this product, our business could be harmed.

•

The success of our T-SPOT.TB test depends on the continued demand for diagnostic products for tuberculosis. Furthermore, our T-SPOT.TB test competes with other diagnostic testing methods that may be more widely accepted than our test, and may compete with new diagnostic tests that may be developed by others in the future, which could impair our ability to maintain and grow our business and remain competitive.

•	New market opportunities may not develop as quickly as we expect, limiting our ability to market and sell our T-SPOT.TB test successfully.

•	If we are unable to maintain and expand our network of direct sales representatives and independent distributors, we may not be able to generate anticipated sales.

•

If we do not achieve, sustain or successfully manage our anticipated growth, our business and financial results may be adversely affected. We depend upon a limited number of suppliers, and certain components of our product may only be available from a sole source or limited number of suppliers.

•

We may require substantial additional capital resources to fund our operations. We may not be able to obtain additional capital resources on favorable terms and if we cannot find additional capital resources, we may have difficulty operating our business. Raising additional capital may also cause dilution to our existing shareholders.

•	If we fail to successfully develop and complete our acquired in-process research and development program, our future operating results could be materially adversely impacted.

Implications of being an emerging growth company

As a company with less than $1.0 billion in revenue during our most recently completed fiscal year, we qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced management's discussion and analysis;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would no longer be an emerging growth company if we have more than $1.0 billion in annual revenue as of the end of our fiscal year, we have more than $700.0 million in market value of our shares held by non-affiliates as of the end of our second fiscal quarter or we issue more than $1.0 billion of non-convertible debt over a three-year-period. We may choose to take advantage of some or all of these reduced disclosure obligations.

The JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Corporate information

Oxford Immunotec Global PLC was incorporated in England and Wales in 2013. Our registered office is located at 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and our telephone number is +44 (0) 1235 442 780. Our corporate website is www.oxfordimmunotec.com. The information available on or accessible through our website is not part of this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our securities.

We use “T-SPOT®,” “T-Cell Xtend®,” “Oxford Diagnostic Laboratories®,” “ODL®,” the Oxford Immunotec logo, our laboratory logo and other marks as trademarks in the United States and other countries. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The offering

Ordinary shares offered	ordinary shares

Ordinary shares to be outstanding after this offering	ordinary shares

Option to purchase additional ordinary shares	The underwriters have an option for a period of 30 days to purchase up to $7,500,000 of additional ordinary shares

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million. We intend to use the net proceeds of this offering: (1) to hire additional sales and marketing personnel to expand marketing of the T-SPOT.TB test into new segments, including potentially the U.S. physician office segment; (2) to accelerate commercial activities for two potential new transplant-related diagnostic tests; (3) to fund research and development programs dedicated to development of new diagnostic tests in the field of immunology, including immune-oncology tests; and (4) for working capital and general corporate purposes, including potential acquisitions. See “Use of proceeds.”

Risk factors

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth in the section entitled “Risk factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus and in our other reports that we file with the SEC, which are incorporated by reference in this prospectus supplement, before making any decision to invest in our ordinary shares.

NASDAQ Global Market symbol	OXFD

The number of ordinary shares to be outstanding after this offering is based on 17,614,650 ordinary shares outstanding as of December 31, 2014 and excludes the following:

•	1,877,142 ordinary shares issuable upon exercise of share options as of December 31, 2014 at a weighted-average exercise price of $7.39 per share;
•	1,589,956 ordinary shares reserved for future issuance under our equity incentive plans as of December 31, 2014.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase up to $7,500,000 of our additional ordinary shares in this offering.

Summary consolidated financial data

The following table summarizes our consolidated financial data. We have derived the following summary of our consolidated statement of operations data for the nine months ended September 30, 2014 and the consolidated balance sheet data as of September 30, 2014 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014. We derived the consolidated statement of operations data for the years ended December 31, 2013, 2012 and 2011 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2013.

You should read this data together with our audited consolidated financial statements and related notes and the information under the captions "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see "Where you can find more information" and "Incorporation of documents by reference" appearing elsewhere in this prospectus supplement. Our historical results are not necessarily indicative of future results.

	Nine months ended September 30,	Year ended December 31,
(In thousands, except per share amounts)	2014	2013	2012	2011

	(unaudited)		(unaudited)

Results of Operations
Total revenue	$37,387	$38,784	$20,685	$12,641
Total cost of revenue	18,517	18,600	12,424	8,417
Gross profit	$18,870	$20,184	$8,261	$4,224
Operating expenses:

Research and development	$4,185	$2,146	$1,947	$1,780
Sales and marketing	18,376	13,270	11,177	10,536
General and administrative	11,447	12,119	8,068	5,232
Total operating expenses	$34,008	$27,535	$21,192	$17,548
Loss from operations	(15,138)	(7,351)	(12,931)	(13,324)
Loss before income taxes	(15,403)	(8,572)	(15,034)	(13,223)
Income tax expense (benefit)	79	92	(151)	(119)
Net loss	$(15,482)	$(8,664)	$(14,883)	$(13,104)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.89)	$(2.26)	$(8.44)	$(10.78)

Weighted-average shares used to compute net loss attributable to ordinary shareholders—basic and diluted	17,300,881	3,830,837	1,763,728	1,215,532

Supplemental financial metric:
Adjusted EBITDA(1)	$(12,238)	$(6,008)	$(12,131)	$(12,519)

(1)

Adjusted EBITDA is a non-GAAP financial measure that we calculate as profit (loss), adjusted for tax expense (benefit), unrealized exchange fluctuations, interest expense, interest income, depreciation and amortization, share-based compensation, loss on change in fair value of warrants and derivative instruments and change in fair value of contingent purchase price consideration. We believe that Adjusted EBITDA provides useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Our presentation of Adjusted EBITDA is not made in accordance with U.S. GAAP, and our computation of Adjusted EBITDA may vary from others in the industry. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Certain corrections have been made to Adjusted EBITDA and the line items in the reconciliation of Adjusted EBITDA from what we have previously disclosed.

(In thousands) (unaudited)	As of September 30, 2014
Condensed and consolidated balance sheet data:
Cash and cash equivalents	$58,007
Total assets	79,616
Total liabilities	12,630
Ordinary shares, £0.006705 nominal value	192
Additional paid-in capital	186,053
Accumulated deficit	(115,137)
Total shareholders' equity	66,986

The following tables present a reconciliation of net loss, the most comparable U.S. GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:

	Year ended December 31,
(in thousands) (unaudited)	2013	2012	2011
Reconciliation of net loss to adjusted EBITDA
Net loss	$(8,664)	$(14,883)	$(13,104)
Income tax expense (benefit)	92	(151)	(119)
Interest income	(1)	(1)	(1)
Interest expense	329	1,478	4
Depreciation and amortization	1,101	801	630
EBITDA	$(7,143)	$(12,756)	$(12,590)
Reconciling items:
Share-based compensation expense	140	79	125
Unrealized exchange losses (gains)	155	546	(54)
Loss on change in fair value of warrants	279	—	—
Loss on change in fair value of derivative instrument	561	—	—
Adjusted EBITDA	$(6,008)	$(12,131)	$(12,519)

	Nine months ended September 30,
(in thousands) (unaudited)	2014	2013
Reconciliation of net loss to adjusted EBITDA
Net loss	$(15,482)	$(5,336)
Income tax expense	79	35
Interest expense, net	104	256
Depreciation and amortization	1,239	863
EBITDA	$(14,060)	$(4,182)
Reconciling items:
Share-based compensation expense	1,759	77
Unrealized exchange losses (gains)	3	(191)
Loss on change in fair value of warrants	22	119
Change in fair value of contingent purchase price consideration	38	—
Adjusted EBITDA	$(12,238)	$(4,177)

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the additional risk factors disclosed below before deciding whether to invest in our securities. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. If any of the risks described in these documents actually occur, our business, prospects, operating results and financial condition could be materially and adversely affected, which could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks related to this offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those currently contemplated. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of proceeds” for a description of our management’s intended use of the proceeds from this offering.

You will incur immediate and substantial dilution as a result of this offering.

The public offering price of our ordinary shares is higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options, you will incur further dilution. See "Dilution" for a more detailed description of the dilution to new investors in this offering.

A significant portion of our total outstanding ordinary shares may be sold into the market at any time, which could cause the price of our ordinary shares to decline.

Upon the completion of this offering, our ordinary shares beneficially owned by our executive officers and directors will be subject to lock-up agreements with the underwriters that prohibit, subject to certain exceptions, the disposal or pledge of, or the hedging against, any of their ordinary shares or securities convertible into or exchangeable for ordinary shares, for a period of 90 days after the date of this prospectus supplement. However, all of the shares sold in this offering and our remaining ordinary shares outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and will be freely transferable without restriction. To the extent any of these shares are sold into the market, particularly in substantial quantities, the market price of our ordinary shares could decline. Sales of a substantial number of our ordinary shares in the public market could occur at any time. Any such sales, or the perception that such sales could occur, could cause the market price of our ordinary shares to decline.

Use of proceeds

We estimate that the net proceeds of the sale of $50,000,000 ordinary shares in this offering will be approximately $    million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds will be approximately $     million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows:

•	to hire additional sales and marketing personnel to expand marketing of the T-SPOT.TB test into new segments, including potentially the U.S. physician office segment;

•	to accelerate commercial activities for two potential new transplant-related diagnostic tests;

•	to fund research and development programs dedicated to development of new diagnostic tests in the field of immunology, including immune-oncology tests; and

•	for working capital and general corporate purposes, including potential acquisitions.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, we will have broad discretion in using these proceeds. Pending their uses, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade instruments or other securities.

Dilution

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering.

Our historical net tangible book value as of September 30, 2014 was $64.14 million, or $3.64 per share of our ordinary shares, based upon 17,611,348 ordinary shares outstanding on September 30, 2014. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2014. After reflecting the sale of              shares of our ordinary shares offered by us at the public offering price of $            per share, less the estimated underwriting discounts and offering expenses, our pro forma net tangible book value would have been $               million, or $              per share of ordinary shares, based upon 17,611,348 ordinary shares outstanding as of September 30, 2014. This represents an immediate increase in net tangible book value of $              per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2014		$3.64
Increase in net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after this offering			$
Dilution per share to new investors			$

If the underwriters exercise in full their option to purchase additional ordinary shares at the public offering price of $              per share, the pro forma net tangible book value after this offering would be $              per share, representing an increase in net tangible book value of $              per share to new investors.

The foregoing discussion and tables excludes:

•	1,813,209 ordinary shares issuable upon exercise of share options outstanding as of September 30, 2014 at a weighted-average exercise price of $7.14 per share;

•	1,657,661 ordinary shares reserved for future issuance under our equity incentive plans as of September 30, 2014.

To the extent that any of these shares are issued upon the exercise of stock options or vesting of restricted stock units, there may be further dilution to new public investors.

Material tax considerations

Material U.S. federal income tax considerations

The following is a description of material U.S. federal income tax considerations of the acquisition, ownership and disposition of ordinary shares acquired pursuant to this offering by a U.S. Holder, as defined below. This description only applies to ordinary shares held as “capital assets” (generally, property held for investment) and does not address, except as explicitly set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•	banks or other financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	persons that will own ordinary shares through partnerships or other pass-through entities;

•	dealers or traders in securities or currencies;

•	U.S. Holders that have a functional currency other than the U.S. Dollar;

•	certain former citizens and former long-term residents of the United States;

•	U.S. Holders that use a mark-to-market method of accounting;

•	U.S. Holders that will hold ordinary shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

•	direct, indirect or constructive owners of 10% or more of our total combined voting power.

Moreover, this description does not address the 3.8% Medicare contribution tax on net investment income, the U.S. federal estate and gift tax or the alternative minimum tax consequences of the acquisition, ownership, and disposition of ordinary shares. We have not received nor do we expect to seek a ruling from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of ordinary shares.

This description is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, each as available and in effect on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could affect the tax considerations described herein.

For purposes of this description, a U.S. Holder is a beneficial owner of ordinary shares who, for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisors as to the U.S. federal income tax consequences of acquiring, owning and disposing of the ordinary shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEIR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Distributions on ordinary shares

We have never paid any distributions on our ordinary shares, and we do not anticipate paying any distributions on our ordinary shares in the foreseeable future. If we were to pay any distributions on our ordinary shares, subject to the considerations in “Passive foreign investment company considerations,” discussed below, such distributions generally would be taxable to a U.S. Holder as foreign-source dividend income, and would not be eligible for the dividends received deduction allowed to certain corporations. Dividend income generally is taxed as ordinary income. A preferential rate may apply to dividend income paid to U.S. Holders that are individuals (or certain trusts and estates) if we and the ordinary shares meet certain requirements.

Distributions, if any, in excess of our current or accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of a U.S. Holder’s adjusted basis in its ordinary shares and thereafter as capital gain. However, we have not maintained calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution paid with respect to ordinary shares would constitute ordinary dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received.

Sale, exchange, or other taxable disposition of ordinary shares

Subject to the considerations in “Passive foreign investment company considerations,” discussed below, upon the sale, exchange, or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in its ordinary shares. Such gain or loss generally will be U.S. source and generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such ordinary shares exceeds one year at the time of such disposition. Long-term capital gains may be taxed at lower rates than ordinary income for certain non-corporate taxpayers. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax treatment of capital gains and capital losses (the deductibility of which is subject to limitations).

Passive foreign investment company considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either:

•	75% or more of our gross income consists of certain types of passive income, or

•	the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns ordinary shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we are currently a PFIC, and we do not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our ordinary shares, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our PFIC status.

U.S. federal income tax treatment of a shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns ordinary shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its ordinary shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its ordinary shares) and (ii) any gain realized on the sale or other disposition of its ordinary shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year.

If we are classified as a PFIC, a U.S. Holder will generally be treated as owning stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s ordinary shares on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of our ordinary shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “mark-to-market” election

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in its ordinary shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its ordinary shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of ordinary shares in a year in which we are classified as a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of ordinary shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns ordinary shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless the ordinary shares cease to be marketable, in which case the election is automatically terminated.

A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a qualified electing fund, or QEF, election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to ordinary shares if we are classified as a PFIC.

PFIC information reporting requirements

If we are a PFIC in any year, a U.S. Holder of ordinary shares in such year will be required to file an annual information return on IRS Form 8621 regarding any distributions received on such ordinary shares and any gain realized on disposition of such ordinary shares. In addition, under U.S. tax legislation and subject to future guidance, if we are a PFIC, a U.S. Holder will be required to file an additional annual information return with the IRS on a revised IRS Form 8621 with such U.S. Holder’s U.S. federal income tax or information return. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which the recently enacted tax legislation does not affect).

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

U.S. backup withholding tax and information reporting

Backup withholding and information reporting requirements may apply to distributions on, and to proceeds from the sale or disposition of ordinary shares that are held by U.S. Holders. The payor will be required to backup withhold tax on payments made within the United States, or by a U.S. payor or U.S. middleman (and certain subsidiaries thereof), on an ordinary share to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing any required information in a timely manner.

In addition to the reporting requirements described elsewhere in this discussion, certain U.S. Holders are required to report information relating to an interest in ordinary shares, subject to certain exceptions, on their tax returns. U.S. Holders are urged to consult their own tax advisors regarding the effect, if any, of these requirements on their acquisition, ownership and disposition of ordinary shares.

Material U.K. tax considerations

The following is a general summary of material U.K. tax considerations relating to the ownership and disposal of our ordinary shares. It is based on current U.K. tax law and HM Revenue & Customs, or HMRC, practice as at the date of this prospectus supplement, both of which are subject to change, possibly with retrospective effect. Except as otherwise provided, this summary applies only to persons who are resident (and, in the case of individuals, domiciled) in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ordinary shares is connected, or U.K. Holders.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

•

this summary only applies to the absolute beneficial owners of the ordinary shares, U.K. Holders who hold ordinary shares through DTC, and any dividends paid in respect of the ordinary shares where the dividends are regarded for U.K. tax purposes as that person’s own income (and not the income of some other person);

•

this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ordinary shares as capital assets, (b) does not address the tax consequences which may be relevant to certain special classes of investors such as dealers, brokers or traders in shares or securities and other persons who hold the ordinary shares otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities and tax-exempt organizations, (d) assumes that the holder is not an officer or employee of our company (or of any related company) and has not (and is not deemed to have) acquired the ordinary shares by virtue of an office or employment (whether current, historic or prospective), and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of our company, and is not otherwise connected with our company; and

•	this summary does not address any inheritance tax considerations.

POTENTIAL INVESTORS SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of dividends

Withholding tax.    Dividend payments in respect of the ordinary shares may be made without withholding or deduction for or on account of U.K. tax.

Income tax.    Dividends received by individual U.K. Holders will be subject to U.K. income tax on the full amount of the dividend paid, grossed up for the amount of the non-refundable U.K. dividend tax credit referred to below.

An individual holder of ordinary shares who is not a U.K. Holder will not be chargeable to U.K. income tax on dividends paid by our company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares are attributable as an investment. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. income tax on dividends received from our company.

The rate of U.K. income tax which is chargeable on dividends received in the tax year 2014/2015 by (i) additional rate taxpayers is 37.5%, (ii) higher rate taxpayers is 32.5%, and (iii) basic rate taxpayers is 10%. Individual U.K. Holders will be entitled to a non-refundable tax credit equal to one-ninth of the full amount of the dividend received from our company, which will be taken into account in computing the gross amount of the dividend which is chargeable to U.K. income tax. The tax credit will be credited against such holder’s liability (if any) to U.K. income tax on the gross amount of the dividend. After taking into account the tax credit, the effective rate of tax (i) for additional rate taxpayers will be approximately 30.6% of the dividend paid, (ii) for higher rate taxpayers will be 25% of the dividend paid, and (iii) for basic rate taxpayers will be nil. An individual holder who is not subject to U.K. income tax on dividends received from our company will not generally be entitled to claim repayment of the tax credit in respect of such dividends. An individual’s dividend income is treated as the top slice of their total income which is chargeable to U.K. income tax.

Corporation tax.    A U.K. Holder within the charge to U.K. corporation tax may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends. U.K. Holders that make an election for an otherwise exempt dividend to be taxable, must do so within two years of the end of the accounting period in which the dividend is received.

A corporate holder of ordinary shares that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from our company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from our company.

Taxation of disposals

U.K. Holders

A disposal or deemed disposal of ordinary shares by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of ordinary shares are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance of tax-free gains in that tax year, or the annual exemption. The annual exemption for the 2014/2015 tax year is £11,000. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the year exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of ordinary shares will be taxed at 28%. In other cases, a taxable capital gain accruing on a disposal of ordinary shares may be taxed at 18% or 28% or at a combination of both rates.

An individual U.K. Holder who ceases to be resident in the United Kingdom for a period of five years or less and who disposes of his or her ordinary shares during that temporary period of non-residence may be liable for U.K. capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (subject to available exemptions or reliefs).

A disposal of ordinary shares by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for the purpose of U.K. corporation tax. Such a holder should be entitled to an indexation allowance, which applies to reduce chargeable gains to the extent that such gains arise due to inflation. The allowance may reduce a chargeable gain but will not create an allowable loss.

Non-U.K. Holders

An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares.

A corporate holder of ordinary shares that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares are attributable. In these circumstances, a disposal of ordinary shares by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

Stamp duty and stamp duty reserve tax

Issue and transfer of ordinary shares

No U.K. stamp duty or stamp duty reserve tax, or SDRT, is payable on the issue of the ordinary shares. Based on current published HMRC practice and recent case law, there should be no U.K. SDRT payable on the issue of ordinary shares to a depositary receipt system or a clearance service (for example DTC). An agreement to transfer ordinary shares through a depositary receipt system or clearance service should not give rise to a liability for U.K. SDRT; provided that, in the case of an agreement to transfer ordinary shares through a clearance service, no election has been made under section 97A of the Finance Act 1986 which is applicable to such ordinary shares. We understand that no such election has been made by DTC as respects the ordinary shares.

Transfers of ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, will generally be regarded by HMRC as subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred. In practice, this liability for stamp duty or SDRT is in general borne by such person depositing the relevant shares in the depositary receipt system or clearance service. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT.

The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

We do not expect that HMRC will consider any liability to U.K stamp duty or U.K SDRT to arise in relation to the deposit with DTC or its nominee, of the ordinary shares offered by us pursuant to the offering, or of ordinary shares acquired by the underwriters pursuant to the option granted to the underwriters to cover overallotments. However, a liability to U.K. stamp duty or U.K. SDRT may, depending on the circumstances, arise in respect of the deposit with DTC, or its nominee, of ordinary shares otherwise than pursuant to the offering or the option granted to the underwriters.

The statements above in relation to stamp duty and SDRT apply irrespective of whether the relevant holder of ordinary shares is resident or domiciled in the United Kingdom.

The Proposed Financial Transactions Tax

On February 14, 2013 the European Commission published a proposal for a directive for a common Financial Transactions Tax, or FTT, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or the participating member states.

The proposed FTT has very broad scope and could, if introduced in the current form proposed on February 14, 2013, apply to financial transactions (as defined in the proposed directive) relating to the ordinary shares (including secondary market transactions) in certain circumstances.

Under the proposals the FTT could apply in certain circumstances to persons both within and outside of the participating member states. Generally, it would apply to financial transactions relating to the ordinary shares where at least one party is a financial institution (as defined), and at least one party is established in a participating member state. A party may be deemed to be “established” in a participating member state in a broad range of circumstances, including (a) by transacting with a person established in a participating member state or (b) where the financial instrument which is the subject of the transaction is issued in a participating member state. Prospective holders of the ordinary shares should therefore note, in particular, that, if the FTT is introduced, financial transactions relating to the ordinary shares may be subject to the FTT at a minimum rate of 0.1% provided certain conditions are met.

The FTT proposal remains subject to negotiation between the participating member states. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU member states may decide to participate. Prospective holders of ordinary shares are advised to seek their own professional advice in relation to the FTT.

Underwriting

We are offering the ordinary shares described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Piper Jaffray & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of ordinary shares listed next to its name in the following table:

Underwriter	Number of shares
J.P. Morgan Securities LLC
Piper Jaffray & Co.
Cowen and Company, LLC
Robert W. Baird & Co. Incorporated
Total

The underwriters are committed to purchase all the ordinary shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $    per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to             additional ordinary shares. The underwriters have 30 days from the date of this prospectus to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to us per share. The underwriting fee is $   per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No exercise	Full exercise
Per share	$	$
Total	$	$

We estimate that the total expenses incurred by us in connection with this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $         . We have agreed to reimburse the underwriters up to $30,000 for certain expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and our directors and executive officers have agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers and security holders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any our ordinary shares or any such other securities (whether any such transactions described in clause (1) or (2) above is to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise) or (3) in the case of our directors and executive officers, make any demand for or exercise any right with respect to the registration of any of our ordinary shares or any security convertible into or exercisable or exchangeable for our ordinary shares, in each case without the prior written consent of J.P. Morgan Securities LLC and Piper Jaffray & Co. for a period of 90 days after the date of this prospectus.

In our case, we and the underwriters have agreed in the underwriting agreement that such restrictions shall not apply to:

•	ordinary shares to be sold by the underwriters pursuant to the underwriting agreement;

•	any ordinary shares issued upon the exercise of options granted under company share plans described herein;

•	any ordinary shares issued upon exercise of warrants or the conversion of securities outstanding on the date of the underwriting agreement;

•	the grant of options or other equity or equity-based awards under company share plans described herein;

•

our filing of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date of the underwriting agreement and described herein; and

•

the sale or issuance of or entry into an agreement to sell or issue ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures, (4) strategic alliances, (5) partnerships with experts or other talent to develop products, (6) equipment leasing arrangements or (7) debt financing; provided, that the aggregate number of ordinary shares or securities convertible into or exercisable for ordinary shares (on an as-converted or as-exercised basis, as the case may be) that we may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 5% of the total number of ordinary shares issued and outstanding immediately following this offering, provided, in certain cases, the recipient of ordinary shares or securities convertible into or exercisable for ordinary shares must execute a lock-up agreement substantially in the form executed by our directors and executive officers.

In the case of our directors and executive officers, and subject to certain conditions, such restrictions shall not apply to:

•	transfers of ordinary shares as a bona fide gift or gifts;
•

transfers or distributions of ordinary shares to limited or general partners, members, shareholders or direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned;

•

transfers of ordinary shares to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family, provided that such transfers shall not involve a disposition of value;

•	transfers of ordinary shares to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent;

•

transfers of ordinary shares to us for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to ordinary shares issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) outstanding on or prior to the date of this prospectus, or issued under an employee equity or benefit plan in existence on or prior to the date of this prospectus;

•	dispositions of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares acquired in open market transactions after the completion of this offering; and
•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that such plan does not provide for the transfer of ordinary shares during the restricted period specified in this letter and no filing or other public announcement regarding such plan shall be required or voluntarily made during the restricted period specified in this letter;

provided, in certain cases, the donee, transferee or distributee, as applicable, must execute and deliver to the representatives a lock-up letter, and provided, further, in certain cases, that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our ordinary shares on The NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the EEA, or a Relevant Member State which has implemented the EU Prospectus Directive, as defined below, from and including the date on which the EU Prospectus Directive was implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that member state by any measure implementing the EU Prospectus Directive in that member state. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland.

This document has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 et seq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our ordinary shares.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons” ). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Other activities

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

The validity of the issuance of our ordinary shares offered hereby will be passed upon for us by Covington & Burling LLP, our English counsel, and certain other matters will be passed upon for us by Covington & Burling LLP, Washington, D.C. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Oxford Immunotec Global PLC appearing in Oxford Immunotec's Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

We also make available free of charge on our corporate website at www.oxfordimmunotec.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.oxfordimmunotec.com, we do not incorporate any such website or its contents into this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of certain documents by reference

The SEC allows us to incorporate by reference information we file with them into this prospectus supplement, which means that we can disclose important information to you by referring you those documents. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus supplement or the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement or the accompanying prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus supplement. We are incorporating by reference into this prospectus supplement the following documents:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 27, 2014 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 7, 2014, August 6, 2014 and November 5, 2014, respectively;

•

Our Current Reports on Form 8-K filed on March 6, 2014, April 3, 2014, June 18, 2014, August 5, 2014, December 2, 2014 and January 2, 2015 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•

The description of our share capital contained in Amendment No. 5 to our registration statement on Form S-1, filed with the SEC on November 8, 2013, and any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Oxford Immunotec Global PLC

Attn: Investor Relations

700 Nickerson Road, Suite 200

Marlborough, MA 01752

(508) 481-4648

Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.oxfordimmunotec.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

OXFORD IMMUNOTEC GLOBAL PLC

$125,000,000

By this prospectus, Oxford Immunotec Global PLC may offer, from time to time:

•	ordinary shares	•	depositary shares
•	preferred ordinary shares	•	warrants
•	debt securities	•	units

Oxford Immunotec may offer and sell from time to time, in one or more series or issuances and on terms that Oxford Immunotec will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $125,000,000.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.” On November 21, 2014, the last reported sales price per share of our ordinary shares on The NASDAQ Global Market was $12.15. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS. PLEASE SEE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS. IN ADDITION, PLEASE REVIEW ANY ADDITIONAL RISK FACTORS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $125,000,000, as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, change or update other information contained in this prospectus. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Oxford Immunotec Global PLC and its consolidated subsidiaries, including Oxford Immunotec Limited.

ABOUT THE COMPANY

The Company is a global, commercial-stage diagnostics company committed to improving patient care by providing advanced, innovative tests in the field of immunology. The Company’s proprietary T-SPOT® technology platform allows it to measure the responses of specific immune cells (T cells) to inform the diagnosis, prognosis and monitoring of patients with immunologically controlled diseases. Substantially all of the Company’s revenue is currently derived from the sale of its T-SPOT.TB test, which is sold in two formats: an in vitro diagnostic kit format (allowing customers to perform the test at their own institutions), and a service format (in which the Company performs the test on samples sent by customers to the Company’s own laboratory facilities). The Company sells its T-SPOT.TB test through a direct sales force in the United States, certain European countries and Japan. The Company sells through distributors in other parts of the world.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.” On November 21, 2014, the last reported sales price per share of our ordinary shares on The NASDAQ Global Market was $12.15. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

Corporate information

Oxford Immunotec Global PLC was incorporated in England and Wales in 2013. Our registered office is located at 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and our telephone number is +44 (0) 1235 442 780. Our corporate website is www.oxfordimmunotec.com. The information available on or accessible through our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

We use “T-SPOT®,” “T-Cell Xtend®,” “Oxford Diagnostic Laboratories®,” “ODL®,” the Oxford Immunotec logo, our laboratory logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management’s plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words like “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, our strategy for growth, product development, regulatory approval, market position and expenditures.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “would,” “could,” “should,” “intend,” “plan,” “contemplate,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “target,” “potential,” “continue,” and “ongoing” and other comparable expressions intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to differ materially from those discussed in these forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain and that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to:

•	our history of losses, our ability to achieve or sustain profitability and our ability to manage our growth;
•	our ability to further develop, commercialize and achieve market acceptance of our current and future products;
•	continued demand for diagnostic products for tuberculosis and the development of new market opportunities;
•	our ability to compete successfully and to maintain and expand our sales network;
•	decisions by insurers and other third party payors with respect to coverage and reimbursements;
•	our dependence on certain of our customers, suppliers and service providers;
•	disruptions to our business, including disruptions at our laboratories and manufacturing facilities;
•	our ability to effectively use our current financial resources and our ability to obtain additional capital resources;
•	the integrity and uninterrupted operation of our information technology and storage systems;
•	the impact of currency fluctuations on our business;
•	our ability to make successful acquisitions or investments and to manage the integration of such acquisitions or investments;
•	our ability to retain key members of our management;
•	the impact of taxes on our business, including our ability to use net operating losses;
•	the impact of legislative and regulatory developments, including healthcare reform, on our business;
•	the impact of product liability, intellectual property and commercial litigation on our business;
•	our ability to comply with SEC reporting, antifraud, anti-corruption, environmental, health and safety laws and regulations;
•	our ability to maintain our license to sell our products around the world, including in countries such as China;
•	our ability to protect and enforce our intellectual property rights;
•	our status as an emerging growth company and as an English company listing ordinary shares in the United States;
•	the volatility of our share price, substantial future sales of our shares and the fact that we do not pay dividends; and
•	the impact of anti-takeover provisions under English law and our articles of association.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Further, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus represent our views only as of the date of this prospectus. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You should refer to Part I, Item 1A, “Risk Factors” in our 2013 Annual Report on Form 10-K for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to invest in our securities. You should also carefully consider the other information included in this prospectus, any accompanying prospectus supplement and other information incorporated by reference herein and therein. If any of the risks described in these documents actually occur, our business, prospects, operating results and financial condition could be materially and adversely affected, which could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, the net proceeds to be received by us from sales of the securities offered by this prospectus may be used for general corporate purposes, including working capital, repayment and refinancing of borrowings, acquisitions and other capital expenditures. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement. Pending application of the net proceeds as described, we may initially invest the net proceeds of the offerings in short term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges represents our historical ratio and is calculated on a total enterprise basis. The ratio is computed by dividing the sum of earnings before provision for taxes on income and fixed charges excluding capitalized interest, net of amortization, by fixed charges. Fixed charges represent interest expense (before interest is capitalized), amortization of debt discount and an appropriate interest factor on operating leases. Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for the indicated periods:

($ in thousands)	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
Ratio of earnings to fixed charges	$—	$—	$—	$—	$—	$—
Deficiency of earnings to cover fixed charges	$(13,349)	$(11,993)	$(13,223)	$(15,034)	$(8,572)	$(15,403)

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be made at the discretion of our Board of Directors and will depend on then existing conditions, including our results of operations, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant. Under English law, we may pay dividends only out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less our accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries, including Oxford Immunotec Limited.

DESCRIPTION OF SHARE CAPITAL

The following summary describes our share capital, the material provisions of our articles of association, and applicable provisions of the U.K. Companies Act 2006 (the “Companies Act 2006”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our articles of association, a copy of which has been previously filed.

DESCRIPTION OF ORDINARY SHARES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, ordinary shares, nominal value £0.006705 per share, as set forth in the applicable prospectus supplement. The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our articles of association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Companies Act 2006.

Authorized and outstanding shares. In accordance with the Companies Act 2006, our Board of Directors is authorized by our shareholders to issue and allot up to 40,103,528 ordinary shares (our authorized share capital), nominal value £0.006705 per share. As of October 31, 2014, we had issued and outstanding 17,611,348 of our ordinary shares, held by 9 shareholders of record;

Dividend rights. Holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by our Board of Directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting rights. Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares have no cumulative voting rights. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.

Preemptive rights. There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares. These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or redemption rights. Our ordinary shares will be neither convertible nor redeemable.

Liquidation rights. Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding.

Variation of rights. The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by a special resolution passed at a general meeting of the shareholders of that class.

Capital calls. Our Board of Directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by our Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our Board of Directors.

Transfer of shares. Our share register is maintained by our transfer agent, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company (“DTC”) is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

•

not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on ownership. Under English law and our articles of association, there are no limitations on the right of nonresidents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing. Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.”

Articles of association and English law considerations

Directors

Number. Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be more than ten and shall not be less than two.

Borrowing powers. Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ interests and restrictions.

(a) Our Board of Directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our Board of Directors.

(b) Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested and that director shall not, by reason of his or her office, be accountable to the Company for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

(c) A director shall not vote at a meeting of the directors in respect of any contract or arrangement or any other proposal whatsoever in which he or she has an interest that (together with any person connected with him or her within the meaning of section 252 of the Companies Act 2006) is to his or her knowledge a material interest, other than (i) an interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

(d) A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her at the request of or for the benefit of us or any of our subsidiaries;

(ii) the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiaries for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

(iv) any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company;

(v) any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees’ share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

(vi) any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

(vii) any proposal concerning a subscription, or an agreement to subscribe, for our shares or other securities or shares or other securities of any of our subsidiaries, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by us or any of our subsidiaries for subscription, purchase or exchange;

(viii) any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

(ix) any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

(e) Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting under paragraph (d)(iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

(f) If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or, where the interest concerns the chairman, to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration.

(a) Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of our company such fees as the directors may from time to time determine.

(b) Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

(c) Each director may be paid his or her reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of our company’s business or in the discharge of his or her duties as a director.

Pensions and other benefits. The directors may exercise all the powers of our company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, our company or any company that is or has been a subsidiary of our company or a predecessor of the business of our company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a)     The directors shall have power to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director so long as the total number of directors shall not exceed the maximum number (if any) fixed by our company in a general meeting. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

(b)     Our shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed the maximum number (if any) fixed by our company in a general meeting.

(c)     At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for the purposes of this section as “relevant directors”) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

(d)     The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not be re-elected. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(e)     In any event, each director shall retire and shall (unless his or her terms of appointment with our company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with our company) following his last appointment, election or re-election at any general meeting of our company.

(f)     At the meeting at which a director retires under any provision of our articles of association, our shareholders may by ordinary resolution fill the vacated office by appointing a person to it, and in default the retiring director shall be deemed to have been re-appointed except where:

(i) that director has given notice to us that he or she is unwilling to be elected; or

(ii) at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

(g)     In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a vacancy in accordance with sub-paragraph (a) above.

(h)     The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

Indemnity of officers. Each of our directors and certain other officers are entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Shareholders meetings

Annual general meetings. Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint.

Quorum of meetings. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. A quorum is present where members or representatives (in the case of a corporate member) holding one-third of our outstanding share capital are present in person or by proxy.

Other English law considerations

Mandatory purchases and acquisitions. Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

Disclosure of interest in shares. Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or Default Shares, a court may order that:

•	in respect of the Default Shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

•

where the Default Shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant person of shares other than approved transfers may be registered (unless such person is not in default and the transfer does not relate to Default Shares), and/or (c) any shares held by the relevant person in uncertificated form shall be converted into certificated form.

Purchase of own shares.    Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A public limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because The NASDAQ Global Market is not a “recognized investment exchange” under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by us of our ordinary shares will give rise to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us.

DESCRIPTION OF PREFERRED ORDINARY SHARES

Our Board of Directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and special resolution of the ordinary shareholders to amend the articles of association (and disapply pre-emption rights, if not already disapplied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. The rights, preferences, privileges and restrictions of any series of preferred ordinary shares will be described in the applicable prospectus supplement. As of the date of this prospectus, no shares of preferred ordinary shares are outstanding and we have no present intention to issue any preferred ordinary shares.

The issuance of preferred ordinary shares will affect, and may adversely affect, the rights of holders of ordinary shares. It is not possible to state the actual effect of the issuance of any preferred ordinary shares on the rights of holders of ordinary shares until our Board of Directors determines the specific rights, preferences and privileges attached to that series of preferred ordinary shares. The effects of issuing preferred ordinary shares could include one or more of the following:

•	restricting dividends on the ordinary shares;

•	diluting the voting power of the ordinary shares;

•	impairing the liquidation rights of the ordinary shares; or

•	delaying or preventing changes in control or management of our company.

The applicable prospectus supplement will specify the terms of the series of preferred ordinary shares being offered, including the following:

•	the number of preferred ordinary shares being offered;

•	the designation of the series of preferred ordinary shares;

•	the per share purchase price of the preferred ordinary shares;

•	the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

•	the date or dates on which dividends will accrue and the dividend payment dates;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of preferred ordinary shares for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights of the preferred ordinary shares;

•	any exchange on which the preferred ordinary shares will be listed;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred ordinary shares that is described in the prospectus supplement.

Preferred ordinary shares will be fully paid and nonassessable upon issuance.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred ordinary shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to our ordinary shares and to any series of preferred ordinary shares which specifically provides that it will rank junior to the preferred ordinary shares being offered, (ii) junior to any series of preferred ordinary shares which specifically provides that it will rank senior to the preferred ordinary shares being offered and (iii) on parity with any other series of preferred ordinary shares.

Dividend Rights

Holders of preferred ordinary shares will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred ordinary shares, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred ordinary shares while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

We will appoint a transfer agent and registrar for the preferred ordinary shares that will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with other securities, debt securities, as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place or places where payments of principal and interest may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

•	fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment when due;

•	we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

•	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

(4)

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities, including provisions relating to the release or substitution of collateral;

•	providing for guaranties of, or additional obligors on, the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros;

•

direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not call able or redeemable at the option of the issuer thereof;

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•

any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, English law.

No Personal Liability of Directors, Officers, Employees and Shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

o	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

o	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•

all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, of for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

•

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting share of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting shares” means shares or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of shares or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of ordinary shares or preferred ordinary shares, rather than single ordinary shares or preferred ordinary shares (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or any class or series of preferred ordinary shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preferred ordinary shares represented by such depositary share, to all the rights and preferences of the ordinary shares or preferred ordinary shares represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, separately or together with other securities, warrants to purchase ordinary shares. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of securities purchasable upon the exercise of warrants to purchase such shares and the price at which such number of securities may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the securities purchasable upon exercise of warrants;

•	the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

•	United States federal income tax consequences applicable to the warrants;

•	provision for changes to or adjustments in the exercise price;

•	the terms of any anti-dilution or other adjustment provisions;

•	the terms of any mandatory or optional call provisions;

•	if applicable, the date on and after which the warrants and the ordinary shares, preferred ordinary shares or debt securities underlying the warrants will be separately transferable;

•	information with respect to book entry procedures;

•	the identity of the warrant agent; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market price; or
•	negotiated prices.

Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
•	any delayed delivery arrangements; and
•	estimated offering expenses.

We may grant to the underwriters options to purchase additional securities, at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase our ordinary shares or preferred ordinary shares, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our ordinary shares or preferred ordinary shares through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all preferred ordinary shares, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for the ordinary shares, which are listed on The NASDAQ Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

EXPERTS

The consolidated financial statements of Oxford Immunotec Global PLC appearing in Oxford Immunotec's Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Covington & Burling LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

We also make available free of charge on our corporate website at www.oxfordimmunotec.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.oxfordimmunotec.com, we do not incorporate any such website or its contents into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which are considered to be a part of this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 27, 2014 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 7, 2014, August 6, 2014 and November 5, 2014, respectively;

•

Our Current Reports on Form 8-K filed on March 6, 2014, April 3, 2014, June 18, 2014 and August 5, 2014 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•

The description of our share capital contained in Amendment No. 5 to our registration statement on Form S-1, filed with the SEC on November 8, 2013, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Oxford Immunotec Global PLC

Attn: Investor Relations

700 Nickerson Road, Suite 200

Marlborough, MA 01752

(508) 481-4648

$50,000,000

Oxford Immunotec Global PLC

Ordinary Shares

 Prospectus supplement

J.P. Morgan	Piper Jaffray

Cowen and Company	Baird

January        , 2015